Exhibit 99.1

Innovative Pulmonary and PEGylation-based

Therapeutic Product Development

Drives Business Strategy of Nektar Therapeutics

San Carlos, Calif., April 9, 2007 – Innovative pulmonary and PEGylation-based therapeutic product development is the focus of two new business units recently created at Nektar Therapeutics (Nasdaq: NKTR), the company announced today. Nektar also announced the creation of a new global communications team to expand and fortify investor and analyst relations.

“We have focused our strongest leaders on our core technologies to accelerate the development of breakthrough pulmonary and PEGylation-based therapeutics to help patient and medical professionals,” said Nektar President and Chief Executive Officer Howard W. Robin. “And we have hired two experienced communications professionals, who have strong ties with the investment, analyst, medical and media communities, which will not only improve transparency with these stakeholders but also enable us to better articulate our value proposition and corporate developments.”

New Business Unit Head: Nevan Elam was appointed Senior Vice President, Head of the Pulmonary Business Unit, responsible for Nektar’s worldwide pulmonary business. Elam was promoted to this position in March 2007, after joining Nektar in January 2005. Prior to this position, he was Nektar’s Senior Vice President, Corporate Operations and General Counsel. In this role he ran one of Nektar’s strategic business units as well as all legal affairs of the company. Previously, Elam was Chief Financial Officer of E2open, Inc., a technology corporation with operations in six countries. Elam was initially responsible for corporate and business development before he became E2open’s Chief Financial Officer and ran the company’s infrastructure including finance, legal, human resources and facilities. Prior to his management roles at E2open, Elam was a corporate partner in the law firm of Wilson Sonsini Goodrich & Rosati, where he represented corporations in the life sciences as well as emerging growth companies in other industries.

Communications: Tim Warner has been named the new Senior Vice President, Investor Relations & Corporate Affairs at Nektar. Warner is a seasoned corporate communications professional with a background in investor relations, government affairs and corporate communications. Prior to joining Nektar, Warner served as a Senior Vice President with Hill & Knowlton, where he led a large portion of the firm’s U.S. healthcare practice, focusing on clients in the biopharmaceutical, medical device, consumer products and clinical research industries. Previously, Warner served as the Director of Corporate Communications for Immunex Corporation and Senior Vice President, Marketing, for Widevine Technologies, both based in Seattle, Washington. Prior to his work in the private sector, Warner worked in the U.S. Congress, primarily in his position as Communications Director for U.S. Senator Max Baucus (D-Mont.), the current chairman of the U.S. Senate Finance Committee.

Communications: Stephan Herrera was tapped to become Senior Director, Investor Relations & Corporate Affairs at Nektar. Herrera came to Nektar from Sirna Therapeutics where he ran investor relations and strategic communications. Herrera was a key part of the team at Sirna who crafted and articulated to Wall Street and the media the value proposition of RNA interference as a drug development platform and Sirna’s leading role in the development of RNAi-based therapeutics. Prior to joining Sirna, Herrera was a reporter and editor who specialized in the global business, science and politics of biotech and pharmaceutical industries. He worked for Forbes, Red Herring and Nature Biotechnology; he was a contributing writer for the Economist and MIT Technology Review.

General Counsel: Gil M. Labrucherie was appointed the new General Counsel and Secretary of Nektar, recently promoted from his position as Vice President of Corporate Legal at the company since October 2005. Prior to joining Nektar, from October 2000 to September 2005, Labrucherie was Vice President of Corporate Development at E2open, Inc., where he was responsible for global corporate alliances and merger and acquisition activity. Prior to E2open, he was the Senior Director of Corporate Development at AltaVista Company, an Internet search company, where he was responsible for merger and acquisition transactions. Labrucherie began his career as an associate in the corporate practice of the law firm of Wilson Sonsini Goodrich & Rosati and Graham & James (DLA Piper Rudnick). Labrucherie received his Juris Doctorate from University of California Boalt Hall School of Law, where he was a member of the California Law Review and Order of the Coif, and received his Bachelor of Arts degree from the University of California Davis.

Nektar PEGylation Platform

Nektar PEGylation technology can enhance the properties of therapeutic agents by increasing drug circulation time in the bloodstream, decreasing immunogenicity and dosing frequency, increasing bioavailability and improving drug solubility and stability. It is a technique in which non-toxic polyethylene glycol (PEG) polymers are attached to therapeutic agents, and it is applicable to most major drug classes, including proteins, peptides, antibody fragments, small molecules, and other drugs.

Nektar is pioneering new applications for its PEGylation platform technology, including the PEGylation of small molecules to reduce blood brain barrier penetration. The first product that the company is developing using this platform is NKTR-118 (PEG-naloxol oral) which applies the company’s advanced PEGylation technology to address opioid-induced constipation, a debilitating side effect of opioid treatments. NKTR-118 combines Nektar’s Advanced PEGylation technology with naloxol, a derivative of the opioid-antagonist drug naloxone. A Phase 1 study indicates that NKTR-118 may have the potential to mitigate the constipation side effect from opioid use, without hampering the painkilling properties of opioid drugs in the central nervous system by reducing blood brain barrier penetration.

In addition, Nektar is developing NKTR-102 (PEG-irinotecan), a PEGylated small molecule invented by Nektar using its leading PEGylation technology. It is a PEGylated form of irinotecan, a chemotherapeutic agent used for the treatment of solid tumors. In preclinical studies in tumor-bearing mice, NKTR-102 resulted in significantly higher reduction in tumor growth than irinotecan in colon, lung and breast tumors. Furthermore, preclinical studies revealed that NKTR-102 was well-tolerated with significant reduction of neutropenia and diarrhea, two debilitating side effects of non-PEGylated irinotecan.

Nektar PEGylation Technology is also used in eight additional approved partnered products in the U.S. or Europe today, including Roche’s PEGASYS® for hepatitis C and Amgen’s Neulasta® for neutropenia.

Nektar Advanced Pulmonary Technology

Nektar Pulmonary Technology uses innovative molecular formulations and novel delivery devices designed for ease-of-use to improve or enable administration of medicines to and through the lungs for both lung diseases and systemic conditions. The cornerstone of the pulmonary technology is the development of fine, aerodynamic drug particles for efficient dispersibility and reproducible delivery. As a noninvasive alternative to injection, the pulmonary delivery route offers opportunities for improved and innovative drug delivery and greater patient compliance. In addition, pulmonary delivery offers rapid onset of action and more efficient and targeted treatment of lung disorders.

Partnered with Pfizer, Nektar developed the core technologies used for Exubera® (insulin human [rDNA origin]) Inhalation Powder, including the formulation and particle engineering for the insulin powder, the filling and packaging techniques for the insulin blister, and the Exubera Inhaler with its components. Exubera is the first approved inhaled insulin and is considered an important advancement in the treatment of diabetes that could help adult patients manage their disease. Nektar manufactures the Exubera Inhalers and supports the manufacturing of the powder processing for the insulin powder.

The company also has a proprietary inhaled anti-infective product currently in clinical development and four additional pulmonary products in the clinic with strategic partners, including tobramycin inhalation powder in phase 3 trials for lung infections in cystic fibrosis patients by Novartis AG. In addition, Nektar is developing NKTR-061 (inhaled amikacin) for patients with hospital-acquired pneumonia that need mechanical ventilation or patients on ventilators who contract ventilator-associated pneumonia who have high morbidity and mortality rates, in spite of available broad spectrum intravenous antibiotics to treat these infections. This anti-infective platform is designed to treat pneumonias in this difficult-to-treat ventilated patient population.

About Nektar

Nektar Therapeutics is a biopharmaceutical company with a mission to develop and enable differentiated therapeutics with its industry-leading pulmonary and PEGylation technology platforms. Nektar pulmonary and PEGylation technology, expertise, manufacturing capabilities and know-how have enabled nine approved products for partners, which include the world’s leading pharmaceutical and biotechnology companies. Nektar also develops its own products by applying its pulmonary and PEGylation technology platforms to existing medicines with the objective to enhance performance, such as improving efficacy, safety and compliance.

This press release contains forward-looking statements that reflect the company’s current views and expectations as the value of the company’s technology platforms, results and prospects for certain of the company’s product candidates, and the potential impact of the organizational changes on the company’s business. These forward-looking statements involve risks and uncertainties, including but not limited to: (i) preclinical testing and clinical trials are long, expensive and uncertain processes, (ii) because the NKTR-118 and NKTR-102 programs are in the early phases of clinical development, the risk of failure is high and can occur at any stage of development, (iii) the company’s ability to obtain regulatory approval of the NKTR-118 and NKTR-102 product candidates is subject to a number of uncertainties over a long period of time, (iv) there can be no assurance that the company’s patent applications for NKTR-118 and NKTR-102 will issue, patents that have issued will be enforceable, or that intellectual property licenses from third parties may not be required in the future, and (v) the company’s ability to effectively capitalize on the organizational changes to realize business efficiencies. Other important risks and uncertainties are detailed in the company’s reports and other filings with the SEC, including its most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, and Current Reports on Form 8-K. Actual results could differ materially from the forward-looking statements contained in this press release. The company undertakes no obligation to update forward-looking statements, whether as a result of new information, future events or otherwise.